Exhibit 10.2

Market Stock Units Agreement # ____________

MARKET STOCK UNITS AGREEMENT
(U.S. Agreement)

THIS MARKET STOCK UNITS AGREEMENT, dated as of ______________ (this “Agreement”), by and between BIOTA PHARMACEUTICAL, INC., a Delaware corporation (the “Company”), and [NAME] (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has previously adopted the Nabi Biopharmaceutical 2007 Omnibus Equity and Incentive Plan, as amended (the “Plan”) in order to attract, retain and motivate service providers of the Company and its subsidiaries, and so that such individuals may participate in the Company’s long-term growth of the Company and its subsidiaries; and

WHEREAS, the Company desires to grant to the Participant an award of Stock Units in the form of Market Stock Units (the “MSUs”), subject to the terms of this Agreement, each of which represents the right to receive on the applicable “Settlement Date” (as defined below) one (1) or more shares of the Company’s Common Stock pursuant to the Plan and the terms and conditions contained in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Participant, intending to be legally bound, agree as follows:

1.     Grant of MSUs.

The Company grants to the Participant, pursuant to the Plan, the number of MSUs (subject to adjustment as provided in this Agreement and the Plan) set forth on Schedule A. As set forth on Schedule A, the number of Vested Units, if any, shall be determined based on the formulae set forth on Schedule A.

2.     Definitions and Construction.

2.1     Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned in the Plan. In addition, the following terms shall have the meanings set both below:

(a)     “Service” means service in the capacity of an employee or consultant for the Company or any Subsidiary or as a member of the Board.

(b)     “Settlement Date” means, for each MSU, the date on which such MSU becomes one (1) or more Vested Units in accordance with the formulae set forth on Schedule A.

(c)     “Subsidiary” has the meaning set forth in Section 424 of the Code.

2.2     Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.     Administration.

All questions of interpretation concerning this Agreement and the Plan shall be determined by the Committee or its designee. All such determinations shall be final and binding upon all persons having an interest in MSUs subject to this Agreement as provided by the Plan.

4.     The Award of MSUs.

4.1     Grant of MSUs. On the Date of Grant set forth on Schedule A, the Participant shall acquire, subject to the provisions of this Agreement, the Number of MSUs set forth on Schedule A, subject to adjustment as provided in Section 10. Each MSU represents a right to have the number of Vested Units be determined on the Vesting Date. A Vested Unit shall, on the Settlement Date be settled as one (1) share of Common Stock for each Vested Unit.

4.2     No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the MSUs, Vested Units, or shares of Common Stock issued upon settlement of the MSUs, the consideration for which shall be past services actually rendered and/or future services to be rendered to the Company or any of its Subsidiaries. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered having a value not less than the par value of the Common Stock issued upon settlement of the Vested Units.

5.     Vesting of MSUs.

The MSUs shall vest and become Vested Units, if at all, as provided pursuant to the provisions set forth on Schedule A.

6.     Company Reacquisition Right.

6.1     Grant of Company Reacquisition Right. Except to the extent otherwise provided in an employment or other service agreement between the Company (or any Subsidiary) and the Participant, in the event that the Participant’s Service terminates for any reason or no reason, with or without cause, the Participant shall forfeit and the Company shall automatically reacquire all MSUs which are not, as of the time of such termination, Vested Units (“Unvested MSUs”), and the Participant shall not be entitled to any payment therefor (the “Company Reacquisition Right”).

6.2     Adjustments Resulting From Changes in Capitalization. Upon the occurrence of an event described in Section 16(a) of the Plan giving rise to an adjustment upon a change in the capital structure of the Company as described in Section 10, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on the Company’s Common Stock pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of the Participant’s ownership of Unvested MSUs shall be immediately subject to the Company Reacquisition Right and included in the terms “MSUs” and “Unvested MSUs” for all purposes of the Company Reacquisition Right with the same force and effect as the Unvested Units immediately prior to such event. For purposes of determining the number of Vested Units following an event described in Section 16(a) of the Plan, credited service shall include all service with the Company and its Subsidiaries at the time the service is rendered.

7.     Settlement of the Award.

7.1     Issuance of Common Stock. Subject to the provisions of Section 7.3 below, the Company shall issue to the Participant on the Settlement Date with respect to each Vested Unit to be settled on such date one (1) share of Common Stock. Common Stock issued in settlement of Vested Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 7.3, Section 8, or the Company’s insider trading compliance policy.

7.2     Beneficial Ownership of Stock; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with the broker designated by the Company with which the Participant has an account, any or all Common Stock acquired by the Participant pursuant to the settlement of any Vested Unit. Except as provided by the preceding sentence, a certificate for the Common Stock as to which the Vested Unit is settled shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

7.3     Restrictions on Grant of the MSUs and Issuance of Common Stock. The grant of the MSUs and issuance of Common Stock upon settlement of Vested Units shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. Common Stock may not be issued hereunder if the issuance of such Common Stock would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Common Stock subject to this Agreement shall relieve the Company of any liability in respect of the failure to issue such Common Stock as to which such requisite authority shall not have been obtained. As a condition to the settlement of Vested Units, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

7.4     Fractional Shares of Common Stock. The Company shall not be required to issue fractional shares of Common Stock upon the settlement of Vested Units. Any fractional share resulting from a settlement of a Vested Unit shall be rounded down to the nearest whole number.

8.     Tax Withholding.

8.1     In General. At the time this Agreement is executed, or at any time thereafter as requested by the Company or any Subsidiary, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Company and its Subsidiaries, if any, which arise in connection with the award of MSUs pursuant of this Agreement, the determination of the number of Vested Units (if any), or the issuance of Common Stock in settlement thereof. The Company shall have no obligation to deliver Common Stock until such tax withholding obligations have been satisfied by the Participant.

8.2     Assignment of Sale Proceeds; Payment of Tax Withholding by Check. Subject to compliance with applicable law and the Company’s insider trading compliance policy, the Company may permit the Participant to satisfy the tax withholding obligations in accordance with procedures established by the Company providing for either (a) delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the Common Stock being acquired upon settlement of Units, or (b) payment by check, cash, bank order, or other method approved in advance by the Company.

8.3     Withholding in Shares of Common Stock. The Company may require the Participant to satisfy all or any portion of the tax withholding obligations by deducting from the Common Stock otherwise deliverable to the Participant in settlement of Vested Units a number of whole shares of Common Stock having a Fair Market Value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.

8.4     Default Withholding Provision. Except as otherwise provided by the Company, if the Participant does not deliver to the Company at least five (5) days prior to a Settlement Date a written notice of Participant’s election to satisfy by cash, check, or other manner agreeable to the Company, all federal, state, local, or foreign tax withholding obligations related to the settlement of Vested Units, Participant and the Company agree that the Company shall retain that number of the shares of Common Stock, based on the Fair Market Value of the Company’s Stock on such Settlement Date, with an aggregate value equal to the amount of all federal, state, local or foreign tax withholding obligations that the Participant would incur as a result of the settlement of such Common Stock determined by the applicable minimum statutory withholding rates.

9.     Effect of Change in Control.

In the event of a Change in Control, except as set forth on Schedule A or any employment or other service agreement specifically referring to this Agreement, the MSUs shall be subject to the provisions of Section 16(b) of the Plan in the discretion of the Committee.

10.   Adjustments for Changes in Capital Structure.

Subject to any required action by the stockholders of the Company and the requirements of Section 409A of the Code to the extent applicable, in the event of any change in the capitalization of the Company described in Section 16(a) of the Plan, effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Common Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of the Company’s Common Stock, appropriate and proportionate adjustments shall be made in the number of MSUs subject to this Agreement and/or the number and kind of securities to be issued in settlement of Vested Units, in order to prevent dilution or enlargement of the Participant’s rights under this Agreement. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any and all new, substituted or additional securities or other property to which the Participant is entitled by reason of the grant of MSUs acquired pursuant to this Agreement will be immediately subject to the provisions of this Agreement on the same basis as all MSUs originally acquired hereunder. Any fractional MSU, Vested Unit or share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

11.   Rights as a Stockholder or Employee.

The Participant shall have no rights as a stockholder with respect to any Common Stock which may be issued in settlement of Vested Units until the date of the issuance of a certificate for such Common Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 10. If the Participant is an employee of the Company or any Subsidiary, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company (or any Subsidiary) and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of the Company or any Subsidiary or interfere in any way with any right to terminate the Participant’s Service at any time.

12.   Legends.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing Common Stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing Common Stock acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section.

13.   Compliance with Section 409A of the Code.

It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with this Agreement that may result in the MSUs and/or Vested Units being treated as deferred compensation subject to Section 409A of the Code shall comply in all respects with the applicable requirements of Section 409A of the Code (including applicable regulations or other administrative guidance thereunder, as determined by the Committee in good faith) to avoid the unfavorable tax consequences provided therein for non-compliance. In connection with effecting such compliance with Section 409A of the Code, the following shall apply:

13.1     Separation from Service; Required Delay in Payment to Specified Employee. Notwithstanding anything set forth herein to the contrary, to the extent required to avoid the imposition of additional taxes and penalties under Section 409A of the Code, no amount payable or settleable pursuant to this Agreement on account of the Participant’s termination of Service shall be paid unless and until the Participant has incurred a “separation from service” as defined in Section 409A of the Code and the regulatory and other guidance issued thereunder (the “Section 409A Regulations”). Furthermore, to the extent that the Participant is a “specified employee” within the meaning of the Section 409A Regulations as of the date of the Participant’s separation from service, no amount that constitutes a deferral of compensation which is payable on account of the Participant’s separation from service shall be paid to the Participant before the date (the “Delayed Payment Date”) which is first day of the seventh month after the date of the Participant’s separation from service or, if earlier, the date of the Participant’s death following such separation from service. All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.

13.2     Other Changes in Time of Payment. Neither the Participant nor the Company shall take any action to accelerate or delay the payment of any benefits which constitute a “deferral of compensation” within the meaning of Section 409A Regulations in any manner which would not be in compliance with the Section 409A Regulations.

13.3     Amendments to Comply with Section 409A; Indemnification. Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Participant under this Agreement and/or to delay the payment or settlement of any amount and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with the Section 409A Regulations without prior notice to or consent of the Participant. The Participant hereby releases and holds harmless the Company, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with this Agreement, including as a result of the application of the Section 409A Regulations.

13.4     Advice of Independent Tax Advisor. The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of the Section 409A Regulations to this Agreement, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Participant, including as a result of the application of the Section 409A Regulations to the award of the MSUs. The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.

14.   Miscellaneous Provisions.

14.1     Termination or Amendment. The Board may terminate or amend the Plan at any time and the Committee may terminate or amend this Agreement at any time. No termination of, or amendment or to, this Agreement shall be effective unless in writing. To the extent any amendment is necessary to comply with applicable law or government regulation (including, but not limited to the Section 409A Regulations), such an amendment may be made without the consent of the Participant, otherwise any amendment or termination which adversely affects the rights of the Participant must be consented to in writing.

14.2     Nontransferability of the Agreement, MSUs and/or Vested Units. Prior to the issuance of Common Stock on the applicable Settlement Date, this Agreement, any MSUs subject to this Agreement or Vested Units, shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to this Agreement shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

14.3     Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

14.4     Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

14.5     Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by the Company or any Subsidiary, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature on Schedule A or at such other address as such party may designate in writing from time to time to the other party.

(a)     Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, the Participant may deliver electronically this Agreement to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b)     Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 14.5(a) of this Agreement and consents to the electronic delivery of the Plan documents, as described in Section 14.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 14.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 14.5(a).

14.6     Integrated Agreement. This Agreement and the Plan, together with any employment, service or other agreement between the Participant and the Company or any Subsidiary referring to this Agreement, shall constitute the entire understanding and agreement of the Participant and the Company and its Subsidiaries with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Company and its Subsidiaries with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of this Agreement and the Plan shall survive any settlement of the Units and shall remain in full force and effect.

14.7     Applicable Law. This Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.

14.8     Counterparts. This Agreement and Schedule A may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.   Acknowledgments.

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the award of the MSUs is governed by the provisions of the Plan and this Agreement. The Participant acknowledges that copies of the Plan, this Agreement, and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant. The Participant represents that the Participant has read and is familiar with the provisions of the Plan and this Agreement, and hereby accepts the grant of the MSUs subject to all of their terms and conditions.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

BIOTA PHARMACEUTICAL, INC.

By:__________________________

Russ Plumb

President & CEO

PARTICIPANT

______________________________

Name

SCHEDULE A

Name of Participant:	_______________________________________

Market Stock Units Agreement Number:	_______________________________________

Date of Grant:	_______________________________________

Total Number of Market Stock Units (“MSUs”)	_______________________________________

Potential Maximum Number of Vested Units	_______________________________________

Starting Common Stock Value Vesting Conditions:

The number of Vested Units shall be determined by reference to the number of MSUs granted to the Participant and whether, and to what extent, at the end of the Performance Period, the following performance metrics are satisfied. For purposes of determining the number of Vested Units, the Final Common Stock Value (as defined below) shall be determined and compared to the Starting Common Stock Value. To the extent the ratio of the Final Common Stock Value to the Starting Common Stock Value is fifty percent (50%) or less (the “Threshold Vesting Percentage”), then none of the MSUs shall become Vested Units.

If the ratio of the Final Common Stock Value to the Starting Common Stock Value is equal to one hundred percent (100%) (the “Baseline Vesting Percentage”), then the number of Vested Units shall equal the number of MSUs multiplied by one hundred percent (100%).

If the ratio of the Final Common Stock Value is equal to or greater than two hundred fifty percent (250%) (the “Maximum Vesting Percentage”), then the number of Vested Units shall equal the number of MSUs multiplied by two hundred fifty percent (250%). Under no circumstances may the number of Vested Units exceed two hundred fifty percent (250%) of the number of MSUs.

To determine the number of Vested Units, if the ratio of the Final Common Stock Value to the Starting Common Stock Value is between the Threshold Vesting Percentage and the Baseline Vesting Percentage, or between the Baseline Vesting Percentage and the Maximum Vesting Percentage, linear interpolation shall be used to determine a percentage which, when multiplied by the number of MSUs shall be equal to the number of Vested Units.

For purposes of the foregoing determinations, the following shall apply:

Performance Period: The period commencing on the Date of Grant and ending on January 1, 2017; provided, however, that if the Participant has an employment contract pursuant to the BARPA contract which will expire in 2016, then the end of the Performance Period shall be the expiration of such a Participant’s employment contract, unless such contract is extended beyond January 1, 2017, in which case the end of the Performance Period shall be January 1, 2017. Notwithstanding the foregoing, in the event of a Change in Control prior to the end of the Performance Period, then the Performance Period shall be treated as ending immediately prior to, but contingent upon the consummation of the Change in Control.

Starting Common Stock Value: The “Starting Common Stock Value” set forth above is equal to the twenty (20) day trailing average stock price of the Company’s Common Stock measured as of the first day of the Performance Period.

Final Common Stock Value: Shall be equal to the twenty (20) day trailing average stock price of the Company’s Common Stock measured as of the last day of the Performance Period; provided, however, that if a Performance Period ends as a result of a Change in Control of the Company, then the Final Common Stock Value shall mean the amount of cash and the Fair Market Value of other property (if any) per share of the Company’s Common Stock to be received by the Company’s stockholders as a result of the Change in Control

BIOTA PHARMACEUTICAL, INC.	PARTICIPANT
By: _________________________________	_____________________________________ Signature
_____________________________________ Date
Address: _____________________________ _____________________________	Address: ______________________________ ______________________________

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